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                                                                EXHIBIT 23.2

                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 8, 1999 except for Note 21, as to which the date is March 10, 1999, relating to the financial statements and our report dated February 8, 1999 relating to the financial statement schedules, which appear in Meditrust Corporation's and Meditrust Operating Company's Joint Annual report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

January 31, 2000